UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2008

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

EFJ, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of EF Johnson Technologies, Inc. (formerly EFJ, Inc.) (the “Company”) held on May 28, 2008, the Company’s stockholders approved an amendment to the Company’s 2005 Omnibus Incentive Compensation Plan, which increased the number of shares of common stock authorized for issuance thereunder from 900,000 to 2,400,000 shares.

Item 8.01.	Other Events.

On May 29, 2008, we announced that the Company had changed its name from EFJ, Inc. to EF Johnson Technologies, Inc. The name change became effective May 28, 2008 following approval of the name change by our stockholders at the annual meeting and upon the filing with the Secretary of State of Delaware of a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation effectuating this change of our corporate name.

At the Annual Meeting, our stockholders elected the following directors to office – Michael E. Jalbert, Mark S. Newman and Robert L. Barnett. Our stockholders also amended the Plan as described above.

Item 9.01	Financial Statements and Exhibits.

Exhibits
99.1	Press Release issued by EF Johnson Technologies, Inc. (formerly EFJ, Inc.), announcing the Company’s name change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.
(formerly EFJ, Inc.)
Date: May 30, 2008	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel